Exhibit 3.1

DEAN HELLER

Secretary of State

206 North Carson Street

Carson City, Nevada  89701-4299

(775) 684-5708

Entity #: E0928972006-6 Document Number: 20060804221-55
ARTICLES OF INCORPORATION (PURSUANT TO NRS 78)	Date filed: 12/13/2006 7:38:09 AM IN THE OFFICE OF “Dean Heller” DEAN HELLER SECRETARY OF STATE

ABOVE SPACE IS FOR OFFICE USE ONLY.

1.	Name of Corporation:	ELRAY RESOURCES, INC.
2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	EMPIRE STOCK TRANSFER INC. Name 2470 SAINT ROSE PKWY, SUITE 304 HENDERSON Nevada 89074 Street Address City State Zip Code Optional Mailing Address City State Zip Code
3.	Shares: (number of shares corporation authorized to issue)	Number of Shares Number of shares With par value: 75,000,000 Par Value: $0.001 without par value:
4.	Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. 2. 3.	S. DOUGLAS LANGFORD Name 2678 POINT GREY ROAD VANCOUVER BC V6K 1A5 Street Address City State Zip Code Name Street Address City State Zip Code Name Street Address City State Zip Code
5.	Purpose: (optional – see instructions)	The purpose of this Corporation shall be:
6.	Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	R. MICHAEL STUNDEN “R. Michael Stunden” Name Signature 2686 POINT GREY ROAD VANCOUVER BC V6K 1A5 Street Address City State Zip Code
7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. “Illegible” Authorized Signature of R.A or On Behalf of R.A. Company Date 12/13/06

This form must be accompanied by appropriate fees.  See attached fee schedule.

Nevada Secretary of State Form 78 ARTICLES.2003

Revised on 10/01/05